Exhibit 10.67

AETHLON MEDICAL, INC.

AMENDMENT NO. 1 TO

STOCK OPTION AGREEMENT

RECITALS

The Board of Directors (the “Board”) of Aethlon Medical, Inc. (the “Company”), in a written consent in lieu of a Board Meeting dated February 9, 2016, has deemed it fair and in the best interest of the Company and its stockholders that Section 5 of the Stock Option Agreement between the Company and Richard H. Tullis dated July 1, 2013 be amended (the “Amendment”) as set forth below. Accordingly, the undersigned agree that such section is amended hereby to read in its entirety as follows:

5.           Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following events occur:

(a)           If the Optionee’s service is terminated for any reason other than death or disability, then the Optionee may exercise this option, only to the extent that the option would have been exercisable upon the date of such termination (the “Termination Date”), no later than thirty-six (36) months after the Termination Date, or the Expiration Date, whichever occurs first.

(b)           If the Optionee’s service is terminated because of the Optionee’s death or disability (or the Optionee dies within thirty-six (36) months after a termination other than for cause or because of the Optionee’s disability), then this option may be exercised only to the extent that it would have been exercisable by the Optionee on the Termination Date and must be exercised by the Optionee (or the Optionee’s legal representative) no later than thirty-six (36) months after the Termination Date, or the Expiration Date, whichever occurs first.

(c)           Notwithstanding the provisions above, if the Optionee’s service is terminated for cause, neither the Optionee, the Optionee’s estate nor such other person who may then hold this option shall be entitled to exercise it with respect to any Option Shares whatsoever.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 9th day of February, 2016.

Aethlon Medical, Inc., a Nevada corporation

By:	/s/ James B. Frakes
James B. Frakes
Chief Financial Officer

Optionee

By:	/s/ Richard H. Tullis
Richard H. Tullis